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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): SEPTEMBER 13, 2001



                            PRIDE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                      1-13289                  76-0069030
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
    of incorporation)                                      Identification No.)


        5847 SAN FELIPE, SUITE 3300
              HOUSTON, TEXAS                              77057
 (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (713) 789-1400
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On September 13, 2001, Pride International, Inc., a Louisiana corporation ("Pride"), completed the acquisition of Marine Drilling Companies Inc., a Texas corporation ("Marine"), pursuant to the Agreement and Plan of Merger dated as of May 23, 2001 among Pride, PM Merger, Inc., a Delaware corporation and wholly owned subsidiary of Pride ("New Pride"), Marine and AM Merger, Inc., a Delaware corporation and wholly owned subsidiary of Pride ("AM Merger"), (the "Merger Agreement"). Pursuant to the Merger Agreement, Marine was merged with and into AM Merger, with AM Merger surviving as a subsidiary of Pride (the "Marine Merger"). Immediately thereafter, Pride reincorporated as a Delaware corporation by merging with and into New Pride, with New Pride continuing as the surviving corporation and being renamed Pride International, Inc. (the "Reincorporation Merger" and, together with the Marine merger, the "Mergers"). As a result of the Marine Merger, each outstanding share of Marine common stock, par value $.01 per share ("Marine Common Stock"), was converted into the right to receive one share of Pride common stock, no par value ("Pride Louisiana Common Stock"). Upon completion of the Reincorporation Merger, each outstanding share of Pride Louisiana Common Stock (including shares of Pride Louisiana Common Stock issued in the Marine Merger) was converted into one share of New Pride common stock, par value $.01 per share ("New Pride Common Stock").

      New Pride is issuing approximately 132.8 million shares of New Pride Common Stock in exchange for Pride Louisiana Common Stock, of which approximately 58.7 million shares were issued in exchange for shares of Pride Louisiana Common Stock issued in the Marine Merger. The exchange ratio of one for one was set forth in the Merger Agreement and was determined by negotiations between Pride and Marine at arms' length.

      Marine, the common stock of which was previously publicly traded, engages in offshore contract drilling of oil and gas wells for independent and major oil and gas companies. Operations are conducted in the U.S. Gulf of Mexico and internationally. New Pride currently intends to continue these business activities of Marine. There were no material relationships between Pride and Marine prior to the closing of the Mergers.

      As a result of the Reincorporation Merger, New Pride became the successor issuer to Pride under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will succeed to Pride's reporting obligations thereunder. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the New Pride Common Stock, together with the associated rights to purchase preferred stock issued pursuant to the Rights Agreement, dated as of September 13, 2001 (as it may be amended and supplemented from time to time, the "Rights Agreement"), between New Pride and American Stock Transfer & Trust Company, as Rights Agent, are deemed to be registered under paragraph (b) of Section 12 of the Exchange Act. Set forth in Item 5 below is a description of the capital stock of New Pride.

      The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is filed or incorporated by reference as an exhibit hereto and is incorporated herein by reference.

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ITEM 5.     OTHER EVENTS.

Description of the Capital Stock of New Pride

      The following description of New Pride Common Stock and New Pride's preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of New Pride's certificate of incorporation and bylaws and the Rights Agreement, which are filed or incorporated by reference as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

      New Pride's authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

COMMON STOCK

      The holders of New Pride Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

      New Pride Common Stock carries no preemptive or other subscription rights to purchase shares of its stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund. Holders of New Pride Common Stock will be entitled to dividends in the amounts and at the times declared by its board of directors out of funds legally available for the payment of dividends.

      If New Pride is liquidated, dissolved or wound up, the holders of New Pride Common Stock will share pro rata in its assets after satisfaction of all of its liabilities and the prior rights of any outstanding class of its preferred stock.

PREFERRED STOCK

      New Pride's board of directors has the authority, without stockholder approval, to issue shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:

      o     dividend rights;

      o     voting powers;

      o     preemptive rights;

      o     conversion rights;

      o     redemption rights; and

      o     liquidation preferences.

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      The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of New Pride Common Stock. It also could affect the likelihood that holders of New Pride Common Stock will receive dividend payments and payments upon liquidation.

      For purposes of the rights plan described below, New Pride's board of directors has designated 4,000,000 shares of preferred stock to constitute the Series A Junior Participating Preferred Stock. For a description of the rights plan, see "-- Stockholder Rights Plan."

ANTI-TAKEOVER PROVISIONS OF NEW PRIDE'S CERTIFICATE OF INCORPORATION AND
BYLAWS

      New Pride's certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of New Pride through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of New Pride Common Stock.

Authorized but Unissued Stock

      New Pride has 400,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock. One of the consequences of New Pride's authorized but unissued common stock and undesignated preferred stock may be to enable New Pride's board of directors to make more difficult or to discourage an attempt to obtain control of New Pride. If, in the exercise of its fiduciary obligations, New Pride's board of directors determined that a takeover proposal was not in New Pride's best interest, the board could authorize the issuance of those shares without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

      o diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

      o creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

      o effecting an acquisition that might complicate or preclude the takeover.

      In this regard, New Pride's certificate of incorporation grants its board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. New Pride's board could establish one or more series of preferred stock that entitle holders to:

      o     vote separately as a class on any proposed merger or consolidation;

      o cast a proportionately larger vote together with the New Pride Common Stock on any transaction or for all purposes;

      o elect directors having terms of office or voting rights greater than those of other directors;


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      o     convert preferred stock into a greater number of shares of New Pride
            Common Stock or other securities;

      o demand redemption at a specified price under prescribed circumstances related to a change of control of New Pride; or

      o     exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders

      New Pride's certificate of incorporation provides that no action that is required or permitted to be taken by New Pride's stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors, the chairman of the board or the president. These provisions of the certificate of incorporation may only be amended or repealed by a vote of 80% of the voting power of New Pride's outstanding common stock.

Amendment of the Bylaws

      Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. New Pride's certificate of incorporation and bylaws grant its board of directors the power to adopt, amend and repeal its bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors then in office. New Pride's stockholders may also adopt, amend or repeal New Pride's bylaws by a vote of a majority of the voting power of New Pride's outstanding voting stock.

Removal of Directors
      Directors may be removed with or without cause by a vote of a majority of the voting power of New Pride's outstanding voting stock. A vacancy on the board of directors of New Pride may be filled by a vote of a majority of the directors in office or by the stockholders, and a director elected to fill a vacancy serves until the next annual meeting of stockholders.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

      New Pride's bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, the principal office of New Pride not less than 120 days prior to the scheduled annual meeting date (regardless of any postponements of the annual meeting to a later date), provided that if the month and day of the scheduled annual meeting date differs by more than 30 days from the month and day of the previous year's annual meeting, and if New Pride gives less than 100 days' prior notice or public disclosure of the scheduled annual meeting date, then notice of an item to be brought before the annual meeting may be timely if it

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is delivered or received not later than the close of business on the 10th day following the earlier of notice to the stockholders or public disclosure of the scheduled annual meeting date.

      The notice must set forth, as to each item to be brought before the annual meeting, a description of the proposal and the reasons for conducting such business at the annual meeting, the name and address, as they appear on New Pride's books, of the stockholder proposing the item and any other stockholders known by the stockholder to be in favor of the proposal, the number of shares of each class or series of capital stock beneficially owned by the stockholder as of the date of the notice, and any material interest of the stockholder in the proposal.

      These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to New Pride's stockholders.

STOCKHOLDER RIGHTS PLAN

      New Pride has adopted a preferred share purchase rights plan. Under the plan, each share of New Pride Common Stock will include one right to purchase preferred stock. The rights will separate from the New Pride Common Stock and become exercisable (1) ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the outstanding New Pride Common Stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person's acquiring beneficial ownership of 15% of the outstanding New Pride Common Stock. A 15% beneficial owner is referred to as an "acquiring person" under the plan.

      New Pride's board of directors can elect to delay the separation of the rights from the New Pride Common Stock beyond the ten-day periods referred to above. The plan also confers on the New Pride board the discretion to increase or decrease the level of ownership that causes a person to become an acquiring person. Until the rights are separately distributed, the rights will be evidenced by the New Pride Common Stock certificates and will be transferred with and only with the New Pride Common Stock certificates.

      After the rights are separately distributed, each right will entitle the holder to purchase from New Pride one one-hundredth of a share of Series A Junior Participating Preferred Stock for a purchase price of $50. The rights will expire at the close of business on September 30, 2011, unless New Pride redeems or exchanges them earlier as described below.

      If a person becomes an acquiring person, the rights will become rights to purchase shares of New Pride Common Stock for one-half the current market price, as defined in the Rights Agreement, of the New Pride Common Stock. This occurrence is referred to as a "flip-in event" under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. New Pride's board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of New Pride Common Stock is fair to and otherwise in the best interests of its stockholders. If the board makes this determination, the purchase of shares under the offer will not be a flip-in event.

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      If, after there is an acquiring person, New Pride is acquired in a merger or other business combination transaction or 50% or more of New Pride's assets, earning power or cash flow are sold or transferred, each holder of a right will have the right to purchase shares of New Pride Common Stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a "flip-over event" under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

      Until ten days after the announcement that a person has become an acquiring person, New Pride's board of directors may decide to redeem the rights at a price of $.01 per right, payable in cash, shares of New Pride Common Stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

      At any time after a flip-in event and prior to either a person's becoming the beneficial owner of 50% or more of the shares of New Pride Common Stock or a flip-over event, New Pride's board of directors may decide to exchange the rights for shares of New Pride Common Stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

      Other than provisions relating to the redemption price of the rights, the Rights Agreement may be amended by New Pride's board of directors at any time that the rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the board of directors to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the Rights Agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

      The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire New Pride without the approval of its board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire New Pride even if the acquisition may be favorable to the interests of New Pride's stockholders. Because the board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

      New Pride's directors will not be personally liable to New Pride or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

      o for any breach of the duty of loyalty to New Pride or its stockholders;

      o for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

      o for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

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      o     for any transaction from which the director derived an improper personal benefit.

      As a result, neither New Pride nor its stockholders have the right, through stockholders' derivative suits on behalf of New Pride, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DELAWARE ANTI-TAKEOVER LAW

      New Pride is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions.
Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock, or any affiliate or associate of that person, from engaging in a broad range of "business combinations" with the corporation for three years after becoming an interested stockholder unless:

      o the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

      o upon completion of the transaction that resulted in the stockholder's becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

      o following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

      Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Business Acquired.

            The financial statements of Marine are incorporated herein by reference to the Annual Report of Marine on Form 10-K for the year ended December 31, 2000, and the Quarterly Report of Marine on Form 10-Q for the quarterly period ended June 30, 2001.

      (b)   Pro Forma Financial Information.

            Provision of pro forma financial information required by this item within 15 days is impracticable. The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

      (c)   Exhibits.

      2.1   --    Agreement and Plan of Merger, dated as of May 23, 2001,
                  among Pride, New Pride, Marine and AM Merger (incorporated by reference to Annex A to Registration Statement of Pride and New Pride on Form S-4 (Registration No. 333-66644) (the
                  "Registration Statement")).

      2.2   --    Letter Agreement, dated as of August 3, 2001, among Pride,
                  New Pride, Marine and AM Merger.

      4.1   --    Form of New Pride Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).


      4.2   --    Rights Agreement, dated as of September 13, 2001, between
                  New Pride and American Stock Transfer & Trust Company, as
                  Rights Agent.

      4.3   --    Certificate of Designations of Series A Junior
                  Participating Preferred Stock of New Pride.

      4.4   --    Fourth Supplemental Indenture, dated as of September 10,
                  2001, between New Pride and The Chase Manhattan Bank, as trustee under the Indenture dated May 1, 1997.

      4.5   --    Second Supplemental Indenture, dated as of September 10,
                  2001, between New Pride and HSBC Bank USA, as trustee under the Indenture dated as of April 1, 1998.

      13.1  --    Audited Financial Statements of Marine and the Notes
                  thereto, excerpted from pages 20 through 37 of the Marine
                  Annual Report on Form 10-K for the year ended December 31,
                  2000 and filed with the Securities and Exchange Commission on February 23, 2001.

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      13.2  --    Unaudited Interim Financial Statements of Marine and the
                  Notes thereto, excerpted from pages 1 through 9 of the Marine Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and filed with the Securities and Exchange Commission on August 14, 2001.

      15.1  --    Awareness letter of KPMG LLP.

      23.1  --    Consent of KPMG LLP.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PRIDE INTERNATIONAL, INC.


                                    By:  /s/ Robert W. Randall
                                        ------------------------------
                                             Robert W. Randall
                                             Vice President -- General
                                             Counsel and Secretary


Date: September 28, 2001

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                                  EXHIBIT INDEX


2.1   --    Agreement and Plan of Merger, dated as of May 23, 2001, among
            Pride, New Pride, Marine and AM Merger (incorporated by reference to Annex A to Registration Statement of Pride and New Pride on
            Form S-4 (Registration No. 333-66644) (the "Registration
            Statement")).

2.2   --    Letter Agreement, dated as of August 3, 2001, among Pride, New
            Pride, Marine and AM Merger.

4.1   --    Form of New Pride Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

4.2   --    Rights Agreement, dated as of September 13, 2001, between New
            Pride and American Stock Transfer & Trust Company, as Rights
            Agent.

4.3   --    Certificate of Designations of Series A Junior Participating
            Preferred Stock of New Pride.

4.4   --    Fourth Supplemental Indenture, dated as of September 10, 2001, between New Pride and The Chase Manhattan Bank, as trustee under the Indenture dated May 1, 1997.

4.5   --    Second Supplemental Indenture, dated as of September 10, 2001, between New Pride and HSBC Bank USA, as trustee under the Indenture dated as of April 1, 1998.

13.1  --    Audited Financial Statements of Marine and the Notes thereto, excerpted from pages 20 through 37 of the Marine Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the Securities and Exchange Commission on February 23, 2001.

13.2  --    Unaudited Interim Financial Statements of Marine and the Notes
            thereto, excerpted from pages 1 through 9 of the Marine Quarterly
            Report on Form 10-Q for the quarter ended June 30, 2001 and filed with the Securities and Exchange Commission on August 14, 2001.

15.1  --    Awareness letter of KPMG LLP.

23.1  --    Consent of KPMG LLP.